Exhibit 10.31

Name of Participant:	[__________]
Number of Shares of Stock subject to the Stock Option:	[__________]
Exercise Price Per Share:	$[__________]
Date of Grant:	[__________]
Vesting Commencement Date:	[__________]

2020 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by McAfee Corp. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms and conditions of the McAfee 2020 Omnibus Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant an option (the “Stock Option”) to purchase, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an ISO) and is granted to the Participant in connection with the Participant’s Employment. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2. Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest [ ]. Except as expressly set forth above, no portion of the Stock Option shall vest on any vesting date unless the Participant has remained in continuous Employment from the Date of Grant until such vesting date.

3. Exercise of the Stock Option. No portion of the Stock Option may be exercised unless such portion is vested. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to a permitted transferee, the permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan. Except to the extent provided in Section 6(b)(4) of the Plan, the latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate. No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Cessation of Employment. If the Participant’s Employment ceases for any reason, except as expressly provided for in an employment, severance-benefit or other agreement between the Participant and the Company that is in effect at the time of such termination of Employment, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period described in Section 6(a)(4) of the Plan (unless terminated as provided in Section 6(a)(4)(D)), subject to the other terms of the Plan and this Agreement.

5. Restrictive Covenants. Participant acknowledges and agrees that Participant will execute, no later than the date hereof, and shall be bound by, the Restrictive Covenant Agreement attached hereto as Schedule A. The provisions of Schedule A shall survive any termination, expiration, forfeiture, transfer or other disposition of the Stock Option or any Shares acquired pursuant to the exercise of the Stock Option. In addition to any remedies that may be available to the Company or any of its Affiliates, the Administrator may cause the Stock Option (whether or not vested or exercisable) to be forfeited and the proceeds from the exercise of the Stock Option and/or the disposition, and/or distributions or other amounts received in respect of the Shares to be disgorged to the Company, with interest and related earnings, if at any time the Participant is not in compliance with all of the provisions of Schedule A. By accepting the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any other holder of the Stock Option (or any portion thereof), under the Stock Option, including the right to any Shares acquired under the Stock Option and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan.

6. Company Policies. By accepting the Stock Option, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback, recoupment or similar policy of the Company or any of its Affiliates and any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging, in each case, as in effect from time to time. Nothing in the preceding sentence will be construed as limiting the general application of Section 10 of this Agreement.

7. Nontransferability. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. Shares issued in respect of the Stock Option may be transferred subject to compliance with applicable law and the terms of any policies of the Company or any of its Affiliates.

8. Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld with respect to the Stock Option. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time

10. Data Privacy. The Company and the Participant’s employer hereby notify the Participant of the following in relation to the Participant’s personal data and the collection, processing and transfer of such data in relation to the Stock Option and Participant’s participation in the Plan:

(a)

the collection, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s ability to participate in the Plan. As such, the Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(b)

The Company and the Participant’s employer hold certain personal information about the Participant, including (but not limited to) the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any interests or directorships held in the Company, details of all awards or any other entitlements awarded, canceled, purchased, vested, exercised, unvested or outstanding in Participant’s favor for the purpose of managing and administering the Plan (collectively, the “Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company and the Participant’s employer will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. Processing of the Data will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence. Data processing operations will be performed in a manner that minimizes the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.

(c)

The Company and the Participant’s employer will transfer Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and/or the Participant’s employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Participant hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. The Participant may, at any time, exercise the Participant’s rights provided under applicable personal data protection laws (if any), which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (iv) oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local human resources manager.

11. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan (including any applicable sub-Plan adopted pursuant to Section 12 of the Plan), which are incorporated herein by reference. A copy of the Plan (and any such sub-plan) as in effect on the Date of Grant has been made available to the Participant. By accepting the Stock Option, the Participant agrees that he or she has reviewed the Plan (including any such sub-plan) and this Agreement and agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

12. Governing Law; Disputes. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all Persons having, or claiming to have, any interest under this Agreement, shall be governed by and construed in accordance with the laws of the jurisdiction specified in Section 13 of the Plan (unless otherwise provided in an applicable sub-plan adopted pursuant to Section 12 of the Plan). Any action with respect to this Agreement will be brought in as determined under Section 13 of the Plan (unless otherwise provided in an applicable sub-plan adopted pursuant to Section 12 of the Plan).

13. Acknowledgements. The Participant acknowledges and agrees that:

(a)

The grant of the Stock Option is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of such awards or any other benefits in the future.

(b)

The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any

(c)

The value of the Stock Option is an extraordinary item of compensation outside of the scope of the Participant’s employment. As such, the Stock Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments. The future value of the shares of Stock covered by the Stock Option is unknown and cannot be predicted with certainty

(d)

(i) This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature (including by DocuSign or by similar means), which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

(e)

The Participant will not be treated as the owner of any stock in the Company by reason of the grant of the Stock Option until it is exercised and the applicable Shares are delivered hereunder and, as a result, will have no rights (including, rights to dividends, distributions or rights to equivalent amounts or voting rights) as a stockholder in respect of the Shares prior to the delivery of such Shares.

(f)

The rights, duties, and obligations under this Agreement and the Plan may not be assigned by the Participant or the Company, except that this Agreement shall be assignable by the Company to any successor entity, including an entity acquiring all, or substantially all, of the assets of the Company or any Affiliate of the Company. The provisions of this Agreement shall be binding on any such assignee.

(g)

This Agreement and the Plan (including the documents referenced in each), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties related to the subject matter hereof. There are no agreements, understandings, specific restrictions, warranties, or representations relating to said subject matter between the parties other than those set forth herein or herein provided for. This Agreement may be amended only in accordance with Section 9 of the Plan.

(h)

The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan will govern.

(i)

In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

(j)

As used in this Agreement, the singular form shall include, if appropriate, the plural. The headings used in this Agreement are solely for the convenience and reference of the parties and are not intended to be descriptive of the entire contents of any paragraph and shall not limit or otherwise affect any of the terms, provisions, or construction thereof.

14. Deadline for Acceptance. In the event that the Participant does not accept the terms of the Stock Option by executing this Agreement within forty-five (45) days after receiving it, the Company may at any time thereafter, upon notice to the Participant, immediately cancel the Stock Option without payment due thereon, in which case the Participant shall have no further rights with respect to the Stock Option.

[Signature page follows]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

COMPANY

By:
Name:
Title:

Agreed and Accepted:

THE PARTICIPANT

By
[Participant’s Name]

[Signature Page to Stock Option Award Agreement]

Schedule A

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is made and entered into as of [•] by and between McAfee Corp. (the “Company”) on its own behalf and on behalf of its Affiliates (defined below), as may exist from time to time, and [•] (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in Participant’s Award Agreement and the Plan.

1.

Mutual Agreement. Participant acknowledges the importance to the Company and its Affiliates of protecting their Confidential Information and other legitimate business interests, including the valuable trade secrets and good will that they have developed or acquired. In consideration of Participant’s Employment, Participant’s Award and other good and valuable consideration, the receipt and sufficiency of which Participant hereby acknowledges, Participant agrees that the following restrictions on Participant’s activities during and after Employment are reasonable and necessary to protect the legitimate interests of the Company.

2.	Confidentiality.

2.1.

Participant agrees that all Confidential Information which Participant creates or to which Participant has access as a result of Participant’s Employment and other associations with the Company or any of its Affiliates is and will remain the sole and exclusive property of the Company and its Affiliates. Participant agrees that, except as required for the proper performance of Participant’s regular duties for the Company, as expressly authorized in writing in advance by a duly authorized officer of the Company, or as required by applicable law, Participant will never, directly or indirectly, use or disclose any Confidential Information. Participant understands and agrees that this restriction will continue to apply after the termination of Participant’s Employment for any reason. For the avoidance of doubt, nothing in this Agreement limits, restricts or in any other way affects Participant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. Without limiting the foregoing, Participant may disclose Confidential Information to the extent required by law or order of a court or governmental entity; provided however, that Participant must give the Company prompt notice in order that the Company may seek a protective order (or seek to narrow the scope of the required disclosure) and Participant shall reasonably cooperate (at the Company’s cost) with the Company in seeking such protective order or reduction in scope. Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding. Notwithstanding this immunity from liability, Participant may be held liable if Participant unlawfully access trade secrets by unauthorized means.

2.2.

Participant agrees that all documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its Affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Participant, will be the sole and exclusive property of the Company. Participant agrees to safeguard all Documents and to surrender to the Company, at the time Participant’s Employment terminates or at such earlier time or times as an authorized officer of the Company may specify, all Documents then in Participant’s possession or control. Participant also agrees to disclose to the Company, at the time Participant’s Employment terminates or at such earlier time or times as an authorized officer of the Company may specify, all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, any information which Participant has password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

3.

Assignment of Intellectual Property Rights. Participant agrees to promptly and fully disclose all Intellectual Property to the Company. Participant hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) Participant’s full right, title and interest in and to all Intellectual Property. Participant agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or as otherwise directed by the Company) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. Participant will not charge the Company for time spent in complying with these obligations. All copyrightable works that Participant creates during Employment with the Company will be considered “work made for hire” and will, upon creation, be owned exclusively by the Company.

4.	Restricted Activities.

4.1.

While Participant is employed by the Company and during the [•]-month period immediately following the date of termination of Participant’s Employment (the “Restricted Period”), Participant agrees to not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in the Business in any geographic area in which the Company or any of its Affiliates engage in the Business or are actively planning to engage in the Business during Participant’s Employment or, with respect to the portion of the Restricted Period that follows termination of Participant’s Employment, at the time of such termination (the “Restricted Area”), or undertake any planning to do any of the foregoing anywhere in the Restricted Area. Specifically, but without limiting the foregoing, during the Restricted Period, Participant agrees not to work or provide services, in any capacity, anywhere in the Restricted Area, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person that is engaged in the Business; provided that notwithstanding the foregoing, that for purposes of this Agreement, Participant may engage in (i) owning, directly or indirectly, solely as an investment, up to five percent (5%) of any class of securities of any company (whether public or private) that is competitive or substantially similar to the Business; (ii) owning a passive equity interest in a private debt or equity investment fund in which Participant does not have the ability to control or exercise any managerial influence over such fund; or (iii) any activity consented to in advance in writing by the Company.

4.2.

During the Restricted Period, Participant agrees to not, directly or indirectly, (a) solicit or encourage any customer, vendor, supplier or other business partner of the Company or any of its Affiliates to terminate or diminish its relationship with any of them; or (b) seek to persuade any customer, such vendor, supplier or other business partner, or any prospective customer, vendor, supplier or other business partner of the Company or any of its Affiliates, to conduct with anyone else any business or activity which such customer, vendor, supplier or other business partner conducts, or such prospective customer, vendor, supplier or other business partner could conduct, with the Company or any of its Affiliates; provided that these restrictions will apply (y) only with respect to those Persons who are or have been a business partner of the Company or any of its Affiliates at any time within the six (6)-month period immediately preceding the activity restricted by this Section 4.2 or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents within such six (6)-month period, other than by form letter, blanket mailing or published advertisement, and (z) only if Participant has performed work for such Person during Participant’s Employment or been introduced to, or otherwise had contact with, such Person as a result of Participant’s Employment or other associations with the Company or any of its Affiliates or has had access to Confidential Information which would assist in Participant’s solicitation of such Person.

4.3.

During the Restricted Period, Participant agrees to not, and to not assist any other Person to, directly or indirectly, (a) hire or engage, or solicit for hiring or engagement, any employee of the Company or any of its Affiliates or seek to persuade any such employee to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with any of them. For purposes of this Agreement, (i) an “employee” or an “independent contractor” of the Company or any of its Affiliates is any Person who was such at any time within the twelve (12)-month period immediately preceding the activity restricted by this Section 4.3 and (ii) an “independent contractor” means only a natural person independent contractor or an entity independent contractor controlled by a natural person providing services to the Company or any of its Affiliates. Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees or independent contractors of the Company shall not be considered solicitation.

5.

Nondisparagement. Subject to the third to last sentence of Section 2.1 of this Agreement, Participant agrees that he or she will not disparage or criticize the Company, its Affiliates, their business, their management or their products or services, and that Participant will not otherwise do or say anything that could materially disrupt the good morale of employees of the Company or any of its Affiliates or could materially harm the interests or reputation of the Company or any of its Affiliates.

6.

Enforcement of Covenants. In signing this Agreement, Participant gives the Company assurance that Participant has carefully read and considered all of the restraints hereunder, has not relied on any agreements or representations, express or implied, that are not set forth expressly in this Agreement, and has signed this Agreement knowingly and voluntarily. Participant agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates, and are reasonable in respect to subject matter, length of time and geographic area. Participant further agrees that, were Participant to breach any of the covenants contained herein, the damage to the Company and its Affiliates would be irreparable. So that the Company may enjoy the full benefit of the covenants contained in Section 4 above, Participant agrees that the Restricted Period will be tolled, and will not run, during the period of any breach by Participant of such covenants. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision will be deemed to be modified to permit its enforcement to the maximum extent permitted by law. Participant agrees that each of the Company’s Affiliates will have the right to enforce Participant’s obligations to that Affiliate under this Agreement. No claimed breach of this Agreement or other violation of law attributed to the Company or any of its Affiliates, or change in the nature or scope of Participant’s Employment or other relationship with the Company or any of its Affiliates, will operate to excuse Participant from the performance of Participant’s obligations under this Agreement.

7.	Definitions. For purposes of this Agreement, the following definitions apply:

“Affiliates” has the meaning set forth in the Plan, provided that for purposes of Section 4 above, the term “Affiliate” shall exclude the TPG Member, Intel, the Intel Member (each as defined in the Amended and Restated Limited Liability Company Agreement of FTW) and all Affiliates of such entities other than the Company, its subsidiaries and any brother/sister entities acting in concert with the business or planning of the Company and its subsidiaries.

“Business” means (i) the business of security solutions related to computers, mobile devices, and networks, providing internet security products and services and/or (ii) any other business that the Company or any of its Affiliates is engaged in or is actively planning to be engaged in, during Participant’s Employment or, with respect to the portion of the Restricted Period that follows termination of Participant’s Employment, at the time of such termination.

“Confidential Information” means any and all information of the Company or any Affiliate of the Company which is not generally known by the public, including without limitation information about the customers, business connections, customer lists, procedures, operations, trade secrets, techniques and other aspects of and information about the business of the Company or any Affiliate of the Company, unless and to the extent that any such information (i) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions, or (ii) was properly known to Participant, without restriction, prior to disclosure by the Company.

“Intellectual Property” means inventions, discoveries, developments, improvements, methods, processes, procedures, plans, projects, systems, techniques, strategies, information, compositions, works, concepts and ideas, or modifications or derivatives of any of the foregoing (whether or not patentable or copyrightable or constituting trade secrets) (collectively, “Inventions”) conceived, made, created, developed or reduced to practice by Participant (whether alone or with others, whether or not during normal business hours or on or off Company premises) during Participant’s Employment that relate either to the business of the Company or any of its Affiliates or to any prospective activity of the Company or any of its Affiliates or that result from any work performed by Participant for the Company or any of its Affiliates or that make use of Confidential Information or any of the equipment or facilities of the Company or any of its Affiliates.

8.

Compliance with Other Agreements and Obligations. Participant represents and warrants that Participant’s Employment with the Company or any of its Affiliates and the execution and performance of this Agreement will not breach or be in conflict with any other agreement to which Participant is a party or is bound, and that Participant is not now subject to any covenants against competition or similar covenants or other obligations to third parties or to any court order, judgment or decree that would affect the performance of Participant’s obligations hereunder or Participant’s duties and responsibilities to the Company or any of its Affiliates. Participant will not disclose to or use on behalf of the Company or an Affiliate, or induce the Company or any of its Affiliates to possess or use, any confidential or proprietary information of any previous employer or other third party without that party’s consent.

9.

Entire Agreement; Severability; Modification. This Agreement sets forth the entire agreement between Participant and the Company, and supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede any effective assignment of any invention or other intellectual property to the Company or any of its Affiliates and shall not constitute a waiver by the Company or any of its Affiliates of any right that any of them now has or may now have under any agreement imposing obligations on Participant with respect to confidentiality, non-competition, non-solicitation of employees, independent contractors or like obligations. The provisions of this Agreement are severable. This Agreement may not be modified or amended, and no breach will be deemed to be waived, unless agreed to in writing by Participant and an expressly authorized officer of the Company. Provisions of this Agreement will survive any termination if so provided in this Agreement or if necessary or desirable to accomplish the purpose of other surviving provisions, including, without limitation, Sections 2-6.

10.

Assignment. The Company may assign its rights and obligations under this Agreement without Participant’s consent to any of its Affiliates or to any Person with whom the Company will hereafter effect a reorganization, consolidate or merge, or to whom the Company will hereafter transfer all or substantially all of its properties or assets. This Agreement will inure to the benefit of and be binding upon Participant and the Company, and each of their respective successors, executors, administrators, heirs and permitted assigns.

11.

At-Will Employment. Participant acknowledges that this Agreement is not meant to constitute a contract of employment for a specific duration or term, and that Participant’s employment with the Company is at-will. The Company and Participant will each retain the right to terminate Participant’s employment at any time, with or without notice or cause.

12.

Choice of Law. This is a Delaware contract and will be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws principles that could result in the application of the laws of another jurisdiction. Participant agrees to submit to the exclusive jurisdiction of the courts of and in the State of Delaware in connection with any dispute arising out of this Agreement.

Intending to be legally bound hereby, the parties have signed this Agreement as of the day and year written above.

Company:	MCAFEE CORP.

By:
	Name:	[__________________]
	Title:	[__________________]

[Company Signature Page to Restrictive Covenant Agreement]

Participant:
Name: [Participant Name]

[Company Signature Page to Restrictive Covenant Agreement]